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AMERICAN WOODMARK CORPORATION TO ACQUIRE CABINET MANUFACTURER RSI HOME PRODUCTS
Accretive Acquisition Adds Highly Profitable Kitchen and Bath Cabinetry and Home Storage Brands to American Woodmark’s Growing Portfolio

WINCHESTER, Virginia (December 1, 2017) -- American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark”) today announced that it has entered into a definitive agreement and plan of merger with RSI Home Products, Inc. (“RSI”), a leading manufacturer of kitchen and bath cabinetry and home storage products. Under the terms of the agreement, the implied enterprise value for RSI is approximately $1.075 billion, including $140 million in American Woodmark common stock to be issued to RSI shareholders (based on the most recent 5 trading day average closing price), approximately $346 million in net cash to be paid to RSI shareholders and approximately $589 million of RSI debt to be assumed by American Woodmark. The cash portion of the consideration is subject to customary working capital adjustments.

Founded in 1989 by Ron Simon with a vision of creating exceptional value for customers by providing high quality products at affordable prices not otherwise available in the industry, RSI has grown to one of the largest in-stock and value-based cabinet makers in North America providing kitchen, bathroom, home and garage organization cabinetry, counter tops and accessories with over 100 styles and finishes to home centers, builders, dealers and remodeling contractors. RSI expects to generate net income of over $40 million and adjusted EBITDA of over $120 million on approximately $560 million of revenue for its fiscal year ending December 31, 2017, representing an adjusted EBITDA margin of over 21%.

The acquisition is expected to be immediately accretive to American Woodmark’s profit margins and earnings per share (“EPS”), excluding transaction costs and before giving effect to anticipated synergies. Although there can be no assurance, the transaction is expected to close in American Woodmark’s quarter that ends January 31, 2018, subject to antitrust regulatory review and approvals and other customary closing conditions. The transaction does not require approval of American Woodmark shareholders and has already received approval from the RSI shareholders.

“RSI has built a tremendous reputation and position in our industry by delivering quality products at a compelling value position, and we are excited to welcome them to the American Woodmark family,” said Cary Dunston, American Woodmark’s Chairman and CEO. “The acquisition of RSI will further enhance American Woodmark by creating a broader product and brand portfolio that is well-positioned to fully leverage our industry-leading service platform across all channels and to drive improved profitability and long-term value for shareholders. RSI’s strong culture of continuous improvement with a relentless focus on innovation and reengineering throughout their operational and business practices complements our existing capabilities. Most importantly, American Woodmark and RSI share a similar culture that rests soundly on a foundation of extraordinary employees and creating value through people.”

Alex Calabrese, RSI’s Chairman and CEO commented, “This is an exciting day for RSI and reflects the hard work and dedication of everyone involved in our proud history and success over the past 28 years, most specifically, our dedicated associates as well as our valued customers and suppliers. We have great respect for American Woodmark, and are honored to be joining forces with a company that shares our culture, values and vision. This shared foundation makes the two companies an ideal fit.  RSI looks forward to continuing its growth and delivering the highest value and best services to its customers.”

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AMWD Announces Acquisition of RSI Home Products, Inc.

December 1, 2017

“We couldn’t be more excited and optimistic about the future potential for RSI and its loyal employee associates,” said Ron Simon, RSI’s Founder and current director. “This merger creates a company that will be a stronger competitor in the kitchen and bath industry than RSI could be on its own. The fact that the two companies share the same culture in the way they value their associates and customers will go a long way to ensure great future success. We believe RSI is the industry’s lowest cost manufacturer, and American Woodmark has unmatched logistics and service capabilities, as well as a very broad product line. This combination enables American Woodmark to bring the greatest value by making higher quality products affordable to more consumers.”

Transaction Highlights
(Pro forma metrics represent unaudited financial information)

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The combined company will have approximately $1.6 billion in pro forma annual revenue along with a broader product portfolio that is well-positioned to deliver growth, improved profitability and shareholder value.

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Annual run-rate synergies are anticipated to be $30-40 million, phased in over 3 years, to be achieved through identified opportunities in sales and marketing, purchasing and manufacturing efficiencies through the sharing of operational best practices.

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American Woodmark expects to fund the $346 million net cash payment and transaction fees and expenses with cash on hand and committed financing from Wells Fargo Bank, National Association. American Woodmark also expects to enter into a new $100 million revolving credit facility with Wells Fargo Bank, National Association to replace its existing revolver and, if necessary, may draw on such facility for any remaining cash payments for the transaction.

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Prior to the closing of the transaction, RSI intends to conduct a consent solicitation with respect to its 6 1/2% Senior Secured Second Lien Notes 2023 (the “RSI Notes”) in order to amend the related indenture so that the change of control provisions contained therein will not apply to the transaction. In addition, American Woodmark expects to explore options to refinance the RSI Notes either in connection with or after the closing of the transaction.

•	Immediately following the closing of the transaction, RSI shareholders will own approximately 8% of American Woodmark shares outstanding. These shares will be subject to a six-month lock up period.

•	American Woodmark is suspending its share repurchase program in conjunction with the transaction.

•	The combined company will be managed by American Woodmark’s management team (led by Chairman and CEO Cary Dunston).

•	RSI will operate as a subsidiary of American Woodmark following the transaction with its existing brands, channel strategy and operational philosophy remaining.

The Company will host a conference call today with investors, December 1, 2017 at 11:00 EST. A presentation, which will accompany the call, will be available at www.americanwoodmark.com and will remain available after the call.

Advisors:

Robert W. Baird & Co. Incorporated is serving as financial advisor and McGuireWoods LLP is serving as legal counsel to American Woodmark. Intrepid Investment Bankers LLC is serving as financial advisor and O’Melveny & Myers LLP is serving as legal counsel to RSI.

About RSI Home Products, Inc.:

Since RSI Home Products, Inc. was founded in 1989 it has been a customer-focused, quality-driven manufacturer of bath, kitchen and home organization products throughout the U.S. and Canada. The company has outpaced its competition and continues to offer high-quality, low-cost, value-rich products. RSI Home Products employs more than 4,200 people and has manufacturing and distribution facilities in California, North Carolina, Texas, and Mexico. For more information, visit www.rsihomeproducts.com.

About American Woodmark Corporation:

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and through a network of independent distributors. The Company presently operates nine manufacturing facilities and seven service centers across the country. For more information, visit www.americanwoodmark.com.

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AMWD Announces Acquisition of RSI Home Products, Inc.

December 1, 2017

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements as to the anticipated timing of completion of the proposed transaction, expected cost synergies, future financial and operating results, and other expected effects of the proposed transaction. These forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “forecast,” “expect,” “believe,” “should,” “could,” “would,” “plan,” “may,” “ intend,” “prospect,” “goal,” “will,” “predict,” or “potential” or other similar words or variations thereof. These statements are based on the current beliefs and expectations of the management of American Woodmark and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed herein. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or a delay in the completion of the proposed transaction, a failure by either or both parties to satisfy conditions to closing, a failure to obtain any required regulatory or third-party approvals, including any required antitrust approvals, risks associated with the financing of the transaction, the effect of the announcement of the proposed transaction on the ability of American Woodmark and RSI to retain customers, maintain relationships with their suppliers and hire and retain key personnel, American Woodmark’s ability to successfully integrate RSI into its business and operations, and the risk that the economic benefits, costs savings and other synergies anticipated by American Woodmark are not fully realized or take longer to realize than expected. Additional risks and uncertainties that could impact American Woodmark’s future operations and financial results are contained in American Woodmark’s filings with the Securities and Exchange Commission (“SEC”), including in its Annual Report on Form 10-K for the year ended April 30, 2017 under the heading “Risk Factors” and its most recent Quarterly Report on Form 10-Q for the period ended July 31, 2017 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward Looking Statements.” These reports, as well as the other documents filed by American Woodmark with the SEC, are available free of charge at the SEC’s website at www.sec.gov.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission and the Annual Report to Shareholders. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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AMWD Announces Acquisition of RSI Home Products, Inc.

December 1, 2017

Non-GAAP Reconciliation

The following information provides reconciliations of non-GAAP financial measures from operations, which are presented in the accompanying presentation, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Each company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the presentation. The non-GAAP financial measures in the accompanying presentation may differ from similar measures used by other companies. The following tables reconcile the non-GAAP measure of Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted (“Adjusted EBITDA”) referred to in this presentation to the most directly comparable GAAP measure reflected in each company’s financial statements.

	Calendar Year Ending December 2017
	AMWD (1)	RSI (2)	Pro Forma
Net Income	$72.0	$41.4	$113.4
Interest Expense	(1.8)	39.0	37.2
Income Taxes	36.5	21.4	57.9
Depreciation & Amortization	21.2	16.8	38.0
Other(3)	2.7	4.4	7.1
Adjusted EBITDA	130.5	123.0	253.5
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Note: Adjusted EBITDA defined as operating income plus depreciation and amortization and impact of certain non-recurring / non-cash items not considered to be part of normal operations.

(1)	Unaudited financial estimate. Includes actuals through October 31, 2017.

(2)	Unaudited financial estimate. Includes actuals through September 30, 2017.

(3)	AMWD adjusted for corporate business development expenses related to a potential M&A target that we ultimately decided not to pursue. RSI adjusted for restructuring and other non-recurring costs.

Note:  the estimated financial numbers for RSI and American Woodmark provided above represent estimates by RSI’s management and American Woodmark’s management, respectively, as of the date of this release only and (i) are based upon a number of assumptions and estimates that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control, (ii) are based upon certain specific assumptions with respect to future business decisions, some of which will change, and (iii) are necessarily speculative in nature.  Some or all of the assumptions and estimates utilized may not materialize or may vary significantly from actual results.  As a result, investors are urged to put the estimated numbers provided in context and not to place undue reliance on them.

SOURCE American Woodmark Corporation

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